Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of Alector, Inc. of our report dated March 24, 2020, with respect to the consolidated financial statements of Alector, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 24, 2020